                                                                     Exhibit 4.4

                                IA CORPORATION I

                             STOCK OPTION AGREEMENT


I.   NOTICE OF STOCK OPTION GRANT
     ----------------------------

     Timothy F. McCarthy


     You have been granted an option to purchase Common Stock of IA Corporation I, a Delaware corporation (the "Company"), subject to the terms and conditions of this Option Agreement, as follows:

Date of Grant                       July 27, 1998
                                    -------------------------

Vesting Commencement Date           June 30, 1998
                                    -------------------------

Exercise Price per Share            $ 1.8125
                                    -------------------------

Total Number of Shares Granted      265,000
                                    -------------------------

Total Exercise Price                $480,312.50
                                    -------------------------

Type of Option:                             Incentive Stock Option
                                    -------
                                       X    Nonstatutory Stock Option
                                    -------

Term/Expiration Date                July 27, 2008
                                    -------------------------

 II. VESTING SCHEDULE
     ----------------

1.   Vesting.  This Option may be exercised, in whole or in part, in accordance
     -------
     with the following schedule:

     (a) Twenty-five percent (25%) of the Shares subject to the Option shall vest twelve (12) months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter.

     (b) Notwithstanding the foregoing in Section 1(a), the exercisability of the Option will be accelerated upon the following events:

          (i) In the event of a Change of Control during the first two years of the Optionee's employment with the Company and provided that the Optionee has not been offered the position(s) with the Combined Entity substantially similar to the position(s) that the Optionee occupied with the Company immediately prior to the Change of Control, which includes the Company after such Change of Control (the "Combined Entity"), the Option shall become immediately exercisable as to fifty percent (50%) of the Shares subject to the Option.

          (ii) Further, in the event of a Change of Control following Optionee's second year of employment with the Company, and provided that the Optionee has not been offered the position(s) with the Combined Entity substantially similar to the position(s) that the Optionee occupied with the Company immediately prior to the Change of Control, the Option shall become immediately exercisable as to one hundred percent (100%) of the Shares subject to the Option.

2.   Termination Period:
     ------------------

     This Option may be exercised to the extent exercisable on the date of termination for ninety (90) days after the date of termination of employment or consulting relationship, or such longer period as may be applicable upon death or Disability of Optionee as provided in Sections 8 and 9 of this Agreement, but in no event later than the Term/Expiration Date as provided above.


III. AGREEMENT
     ---------

     1.   Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a) "Administrator" means the Board or any of its Committees.
               -------------

          (b) "Applicable Laws" means the legal requirements relating to the
               ---------------
administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.
               -----

          (d) "Change of Control"  means the occurrence of any of the
               -----------------
following events:

               (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Warburg, Pincus Investors L.P., or its affiliates, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

               (ii)   The consummation of:

                      (A) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or the entity that controls such surviving entity outstanding immediately after such merger or consolidation; or

                      (B) the sale or disposition by the Company of all or substantially all the Company's assets.

          (e) "Code" means the Internal Revenue Code of 1986, as amended.
               ----

          (f) "Committee"  means a Committee appointed by the Board.
               ---------

          (g) "Common Stock" means the Common Stock of the Company.
               ------------

          (h) "Consultant" means any person, including an advisor, engaged by
               ----------
the Company to render services and who is compensated for such services. The term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors. The term "Consultant" shall include any person subject to a valid and enforceable consulting agreement with the Company.

          (i) "Continuous Status as an Employee or Consultant" means that the
               ----------------------------------------------
employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. For the purposes of this Agreement, the term "consulting relationship" shall include being subject to a valid and enforceable consulting agreement with the Company. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of
(i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company.

          (j) "Director" means a member of the Board.
               --------

          (k) "Disability" means total and permanent disability as defined in
               ----------
Section 22(e)(3) of the Code.

          (l) "Employee" means any person, including Officers and Directors,
               --------
employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (m) "Fair Market Value"means, as of any date, the value of Common
               -----------------
Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

        (n) "Nonstatutory Stock Option" means an Option not intended to
             -------------------------
qualify as an incentive stock option within the meaning of Section 422 of the Code.

        (o) "Officer" means a person who is an officer of the Company within
             -------
the meaning of Section 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

        (p) "Optioned Stock" means the Common Stock subject to the Option.
             --------------

        (q) "Parent" means a "parent corporation", whether now or hereafter
             ------
existing, as defined in Section 424(e) of the Code.

        (r) "Share" means a share of the Common Stock, as adjusted in
             -----
accordance with Section 11 of this Agreement.

        (s) "Subsidiary" means a "subsidiary corporation", whether now or
             ----------
hereafter existing, as defined in Section 424(f) of the Code.


     2.   Grant of Option.  The Administrator hereby grants to the Optionee
          ---------------
named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price").

     This Option is not intended to qualify as an Incentive Stock Option under
     Section 422 of the Code.

     3.   Exercise of Option.
          ------------------

          (a) Right to Exercise.  This Option is exercisable during its term in
              -----------------
accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of this Option Agreement and any employment agreement between Optionee and the Company.

          (b) Method of Exercise.  This Option is exercisable by delivery of an
              ------------------
exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company.
The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

     No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     4.   Method of Payment.  Payment of the aggregate Exercise Price shall be
          -----------------
by any of the following, or a combination thereof, at the election of the
Administrator:

          (a)  cash; or

          (b)  check; or

          (c)  promissory note; or

          (d) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or

          (e) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          (f) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement; or

          (g) any combination of the foregoing methods of payment; or

          (h) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.


     5.   Non-Transferability of Option.  This Option may not be sold, pledged,
          -----------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee.

     6.   Term of Option.  This Option may be exercised only within the term set
          --------------
out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option Agreement.

     7.   Termination of Employment.  Upon termination of an Optionee's
          -------------------------
Continuous Status as an Employee or Consultant (other than as a result of the Optionee's death or Disability), the Optionee may exercise his Option, but only within [three (3) months] of such date and only to the extent that the Optionee was entitled to exercise it at the date of such termination (and in no event later than the expiration of the term of such Option as set forth in this Option Agreement). To the extent that Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate. For purposes of this Section 7, an Optionee's change in status from: (i) Employee to Consultant, (ii) Consultant to Employee, or (iii) Employee or Consultant to Officer shall not, unless otherwise specified by the Administrator, be considered a termination of Continuous Status as an Employee or Consultant.

     8.   Disability of Optionee. Upon termination of an Optionee's Continuous
          ----------------------
Status as an Employee or Consultant as a result of the Optionee's Disability, the Optionee may exercise his Option at any time within twelve (12) months from the date of termination, but only to the extent that the Optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the Option as set forth in the Notice of Grant). If, on the date of termination, the Optionee is not entitled to exercise his entire Option, the unexercisable portion of the Option shall terminate. If, after termination, the Optionee does not exercise his Option within the time specified herein, the Option shall terminate.

     9.   Death of Optionee. Upon the death of the Optionee, the Option shall
          -----------------
become one hundred percent (100%) vested and may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. If the Optionee's estate or the person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

     10.  Buyout Provisions.  The Administrator may at any time offer to buy out
          -----------------
for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or
          ------------------------------------------------------------------
Asset Sale.
----------

          (a) Changes in Capitalization.  Subject to any required action by the
              -------------------------
stockholders of the Company, the number of shares of Common Stock covered by the Option, as well as the price per share of Common Stock covered by the Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

     12.  Tax Consequences.  Some of the federal and state tax consequences
          ----------------
relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) Exercising the Nonqualified Stock Option ("NSO").  This Option
              ------------------------------------------------
does not qualify as an ISO. As a consequence, the optionee may incur regular federal income tax and state income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          (b) Disposition of Shares.  If the Optionee holds NSO Shares for at
              ---------------------
least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted and governed by the terms and conditions of this Option Agreement. Optionee has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Option Agreement.



OPTIONEE:                           IA CORPORATION I


/s/ Timothy F. McCarthy            By: /s/ IA Corporation I
------------------------------         -------------------------------
Signature

Timothy F.  McCarthy               Title:
--------------------                      ----------------------------
Print Name

                               CONSENT OF SPOUSE
                               -----------------

     The undersigned spouse of Optionee has read and hereby approves the terms and conditions of this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under this Option Agreement.


                                    --------------------------------
                                    Spouse of Optionee

                                   EXHIBIT A
                                   ---------

                                EXERCISE NOTICE


IA Corporation I
1900 Power Street
Suite 600
Emeryville, CA  94608

Attention:

  1. Exercise of Option.  Effective as of today, __________, 199__, the
     ------------------
undersigned ("Purchaser") hereby elects to purchase __________ shares (the "Shares") of the Common Stock of IA Corporation I (the "Company") under and pursuant to the Stock Option Agreement dated as of July __, 1998 (the "Option Agreement"). The purchase price for the Shares shall be $____, as required by the Option Agreement.

  2. Delivery of Payment.  Purchaser herewith delivers to the Company the full
     -------------------
purchase price for the Shares.

  3. Representations of Purchaser.  Purchaser acknowledges that Purchaser has
     ----------------------------
received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

  4. Rights as Shareholder.  Subject to the terms and conditions of this
     ---------------------
Agreement, Purchaser shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers full payment of the Exercise Price until such time as Purchaser disposes of the Shares.

  5. Tax Consultation.  Purchaser understands that Purchaser may suffer adverse
     ----------------
tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

  6. Entire Agreement; Governing Law.  The Option Agreement is incorporated
     -------------------------------
herein by reference. This Agreement and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and such agreement is governed by California law except for that body of law pertaining to conflict of laws.


Submitted by:                           Accepted by:

PURCHASER:                              IA CORPORATION I


                                        By:
------------------------------             -----------------------------
Signature

Timothy F. McCarthy                     Its:
------------------------------              ----------------------------
Print Name


Address:                                Address:
-------                                 -------

                                        1900 Power Street, Suite 600
----------------------------            Emeryville, CA  94608